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EXHIBIT 99.1

aethlon Medical, Inc.



FOR IMMEDIATE RELEASE:                          Contact:

                                                Jeff Richardson
                                                Senior Director, Communications
                                                858.459.7800 x302
                                                jrichardson@aethlonmedical.com


                                                James A. Joyce
                                                Chairman, CEO
                                                858.459.7800 x301
                                                jj@aethlonmedical.com


                     AETHLON MEDICAL EXPANDS DEVICE PIPELINE
                       TO INCLUDE THE TREATMENT OF CANCER

San Diego, CA, February 23, 2006 - Aethlon Medical, Inc., (OTCBB:AEMD) a pioneer in developing therapeutic devices for infectious disease, announced that it will expand the applications of its Hemopurifier technology to include the treatment of Cancer. Related to this announcement, Aethlon disclosed that it has executed an option with the Trustees of Boston University that allows Aethlon the right to exclusively license a recently filed patent entitled: "Method to Prevent Proliferation and Growth of Metastases".

Cancer Treatment Strategy

Aethlon Medical plans to combine the core principles of its Hemopurifier platform technology with intellectual property developed by researchers at Boston University as a means to help prevent the spread of cancer following surgery. When cancer has spread from a primary site to other sites in the body (metastasized) then surgical removal of the tumor from the primary site is associated with the rapid growth of existing metastases and often the appearance of new ones. When a patient is evaluated and metastases are found, removal of the primary tumor is often no longer considered a viable course of treatment.

Studies have shown that surgery causes a highly significant elevation of circulating growth factors and related agents associated with the wound healing process. The agents of interest such as vascular endothelial growth factor
(VEGF) promote the growth of new blood vessels (angiogenesis), which provide nutrition and oxygen to the cancerous cells, allowing them to multiply and the tumors to grow. The use of inhibitors of VEGF and other growth factors has proved effective in controlling the growth and spread of many types of cancer; however, using these agents following surgery would interfere with the healing process.

The post-surgery deployment of the Hemopurifier with immobilized growth factor affinity agents offers the potential to control the levels of growth factors in circulation during this critical period while not significantly affecting local levels near the surgical wound. The treatment goal will be to block the surge in circulating growth factors, which occurs over a few days following surgery, without negatively affecting wound healing. Patients would then be able to return to the use of antiangiogenic drugs or other cancer therapies.

If successful, the Hemopurifier to treat cancer will make it possible to provide surgical interventions in cases where surgery is not presently considered, and will add a significant margin of safety in cases where surgery is considered a viable treatment option.

About Aethlon Medical

Aethlon Medical is developing the first medical device to treat infectious disease. The device, known as the Hemopurifier(TM), is a broad-spectrum treatment countermeasure against drug and vaccine resistant bioweapons, naturally evolving pandemic threats such as H5N1 Avian Flu, and chronic infectious disease targets including Hepatitis-C (HCV) and the Human Immunodeficiency Virus (HIV). More information on Aethlon Medical and the HemopurifierTM technology can be found at www.aethlonmedical.com.

CERTAIN OF THE STATEMENTS HEREIN MAY BE FORWARD-LOOKING AND INVOLVE RISKS AND UNCERTAINTIES. SUCH FORWARD-LOOKING STATEMENTS INVOLVE ASSUMPTIONS, KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF AETHLON MEDICAL, INC TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. SUCH POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, THE COMPANY'S ABILITY TO RAISE CAPITAL WHEN NEEDED, THE COMPANY'S ABILITY TO COMPLETE THE DEVELOPMENT OF ITS PLANNED PRODUCTS, THE ABILITY OF THE COMPANY TO OBTAIN FDA AND OTHER REGULATORY APPROVALS PERMITTING THE SALE OF ITS PRODUCTS, THE COMPANY'S ABILITY TO MANUFACTURE ITS PRODUCTS AND PROVIDE ITS SERVICES, THE IMPACT OF GOVERNMENT REGULATIONS, PATENT PROTECTION ON THE COMPANY'S PROPRIETARY TECHNOLOGY, PRODUCT LIABILITY EXPOSURE, UNCERTAINTY OF MARKET ACCEPTANCE, COMPETITION, TECHNOLOGICAL CHANGE, AND OTHER RISK FACTORS. IN SUCH INSTANCES, ACTUAL RESULTS COULD DIFFER MATERIALLY AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THE RISKS ASSOCIATED WITH THE EFFECT OF CHANGING ECONOMIC CONDITIONS AND OTHER RISK FACTORS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.